Exhibit 10.16

INTERCREDITOR AGREEMENT

dated as of

October 30, 2009,

among

CINCO RESOURCES, INC.,

as Borrower,

the Subsidiaries of CINCO RESOURCES, INC.
from time to time party hereto,

WELLS FARGO BANK, N.A.,

as First Lien Agent

and

WELLS FARGO ENERGY CAPITAL, INC.

as Second Lien Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

i

ii

INTERCREDITOR AGREEMENT dated as of October 30, 2009 (this “Agreement”), among CINCO RESOURCES INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, N.A., as agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Agent”), and WELLS FARGO ENERGY CAPITAL, INC., as agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of October 30, 2009 (the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and the First Lien Agent, (b) the Second Lien Credit Agreement dated as of October 30, 2009 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”) and Second Lien Agent, and (c) the other Security Documents referred to in the Credit Agreements.

RECITALS

A.            The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the Collateral.

B.            The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Collateral.

C.            The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.          Certain Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement or the Security Documents, as applicable.

Section 1.02.          Other Defined Terms.  As used in the Agreement, the following terms shall have the meanings specified below:

“Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Borrowing Base” shall have the meaning assigned to such term in the First Lien Credit Agreement or, if the Indebtedness outstanding under the First Lien Loan Documents is Refinanced as contemplated by Section 7.02, as defined in the New First Lien Loan Documents, provided that such “Borrowing Base” complies with the First Lien Agent’s conforming traditional corporate banking borrowing base for oil and gas transactions, similar with the existing transaction, including customary mechanisms for periodic redeterminations thereof in the discretion of the lenders thereunder.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Agents” shall mean the First Lien Agent and the Second Lien Agent.

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Exposure” under a Derivative Contract as of any time means the marked-to-market dollar amount of credit exposure of the First Lien Secured Parties that are party to such Derivative Contract (giving effect to any netting arrangements) and fees, expenses and other amounts owed to such First Lien Secured Parties pursuant thereto as determined by such First Lien Secured Parties and specified in a writing delivered to the First Lien Agent.

“Derivative Contract” means Derivative Contracts as defined in the First Lien Credit Agreement, the obligations under which constitute Obligations as defined in the First Lien Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness (including reimbursement obligations in respect of letters of credit) outstanding under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements satisfactory to the First Lien Agent and the Issuing Bank with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement, (d) payment of the Credit Exposure of the First Lien Secured Parties under each Derivative Contract (or, with respect to any particular Derivative Contract, such other arrangements as have been made by the First Lien Lender who is a party to such Derivative Contract (and communicated to the First Lien Agent) pursuant to the terms of the First Lien Credit Agreement), and (e) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition.  “Dispose” shall have a correlative meaning.

“First Lien Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Collateral” shall mean all “Collateral” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.

“First Lien Mortgages” shall mean, collectively, each mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications thereof and any other agreement, document or instrument pursuant to which a Lien on real property is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Lien Obligations” shall mean the “Obligations”, as defined in the First Lien Credit Agreement.

“First Lien Required Lenders” shall mean the “Majority Banks”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Agent, (c) the Issuing Bank, (d) each other Person to whom any of the First Lien Obligations (including First Lien Obligations under any Derivative Contract and indemnification obligations) is owed and (e) the successors and assigns of each of the foregoing.

“First Lien Security Documents” shall mean the “Security Documents”, as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Grantors” shall mean the Borrower and each other Person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

“Guarantors” shall mean, collectively, each Subsidiary that has guaranteed, or that may from time to time hereafter guarantee, the First Lien Obligations or the Second Lien Obligations.

“Indebtedness” shall mean and includes all obligations that constitute “Indebtedness”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third Person with respect to such securities.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“Loan Party” shall mean Borrower and each of the Guarantors.

“New First Lien Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Person”  shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Mortgages” shall mean, collectively, each mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications thereof and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Obligations” shall mean the “Obligations”, as defined in the Second Lien Credit Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Release” shall have the meaning assigned to such term in Section 3.05.

“Second Lien Required Lenders” shall mean the “Required Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Agent, (c) each other Person to whom any of the Second Lien Obligations (including indemnification obligations) is owed and (d) the successors and assigns of each of the foregoing.

“Second Lien Security Documents” shall mean the “Security Documents”, as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Security Documents” shall mean the First Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a)(i).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Section 1.03.          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article II

Lien Priorities

Section 2.01.          Relative Priorities.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (a) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens.  The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

Section 2.02.          Prohibition on Contesting Liens.  Each of the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or any other First Lien Secured Party to enforce this Agreement.

Section 2.03.         No New Liens.  The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Agent or the other First Lien Secured Parties, the Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Section 2.04.         Similar Liens and Agreements.  The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing, the parties hereto agree:

(a)           to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Agent or the Second Lien Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b)           that the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

Section 2.05.         No Debt Subordination.  Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party. All debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.

Article III

Enforcement of Rights; Matters Relating to Collateral

Section 3.01.         Exercise of Rights and Remedies.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing,

(i)            in any Insolvency or Liquidation Proceeding, the Second Lien Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations;

(ii)           the Second Lien Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04;

(iii)          the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;

(iv)          the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03;

(v)           the Second Lien Secure Parties may (A) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid);

(vi)          the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof; and

(vii)         subject to Section 3.02(a), the Second Lien Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period

(the actions described in clauses (i) through (v) above being referred to herein as the “Second Lien Permitted Actions”).  Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b)           In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.  The First Lien Agent agrees to provide at least five days’ prior written notice to the Second Lien Agent of its intention to foreclose upon or Dispose of any Collateral.

(c)           The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

(d)           Notwithstanding anything in this Agreement to the contrary, (i) the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, (ii) a payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Lenders within sixty (60) days of the occurrence thereof or (iii) the commencement of an Insolvency or Liquidation Proceeding, the Second Lien Secured Parties may, at their sole expense and effort, upon notice within thirty (30) days following such acceleration to the First Lien Agent and the Borrower, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance Agreement (as such term is defined in the First Lien Credit Agreement)),  all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (ii) Derivative Contracts that constitute First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations (giving effect to any netting arrangements) that the applicable Loan Party would be required to pay if such Derivative Contracts were terminated at such time).  In order to effectuate the foregoing, the First Lien Agent shall calculate, upon the written request of the Second Lien Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.

Section 3.02.         No Interference.

(a)           The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

(i)            except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any Person (other than the First Lien Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Agent may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Agent has delivered to the First Lien Agent written notice of the acceleration of the Indebtedness then outstanding under the Second Lien Credit Agreement (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Agent by the First Lien Agent) and (B) after the expiration of the Standstill Period, so long as neither the First Lien Agent nor the First Lien Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Agent on their behalf) have commenced actions to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing such actions (it being understood that this clause shall not constitute a waiver by the First Lien Agent or the other First Lien Secured Parties of the provisions of Article VI), neither the First Lien Secured Parties nor the First Lien Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with; and provided further that the Standstill Period shall be tolled for so long as any automatic stay or any other stay or other order prohibiting the exercise of remedies by the First Lien Agent or the First Lien Secured Parties with respect to the Collateral is in effect by operation of law or has been entered into by a court of competent jurisdiction;

(ii)           will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(iii)          subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(iv)          will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v)           will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise; and

(vi)          will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

provided, however, that, in the case of clauses (i) through (vii) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any Proceeds remaining from any such enforcement actions taken by the First Lien Agent or any First Lien Secured Party in accordance with this Agreement after application of such Proceeds to Discharge the First Lien Obligations.

Section 3.03.         Rights as Unsecured Creditors.  The Second Lien Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement.  Nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations, the receipt by the Second Lien Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).

Section 3.04.         Automatic Release of Second Priority Liens.

(a)           If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) the enforcement or exercise of any rights or remedies or other actions taken in connection with the First Lien Obligations with respect to the Collateral, including any Disposition of Collateral by way of foreclosure, deed-in-lieu or similar transaction, the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted following the Discharge of First Lien Obligations, then, subject to Section 3.04(b), the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, shall promptly execute and deliver to the First Lien Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, (i) in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies or other actions taken in connection with the First Lien Obligations with respect to the Collateral by way of foreclosure, deed-in-lieu or similar transaction), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement and (ii) any proceeds received from such Disposition in connection with the enforcement or exercise of any rights or remedies or other actions taken in connection with the First Lien Obligations with respect to the Collateral by way of foreclosure, deed-in-lieu or similar transaction shall be applied by the First Lien Agent to the First Lien Obligations and permanently reduce the Borrowing Base with respect to the First Lien Obligations to the extent required by the First Lien Credit Agreement.

(b)           In the event that the sum of (i) the aggregate principal amount of the loans, letters of credit and unused revolving credit commitments outstanding under the First Lien Loan Documents, plus

(ii) the Credit Exposure under Derivative Contracts, at any time is less than 25% of the sum of such amount and the aggregate principal amount of the loans outstanding under the Second Lien Loan Documents, then any Release (other than a Release in connection with a Disposition of Collateral in connection with the enforcement or exercise of any rights or remedies or other actions being taken in connection with the First Lien Obligations by way of foreclosure, deed-in-lieu or similar transaction with respect to the Collateral; provided that, any proceeds received from such a Disposition shall be applied by the First Lien Agent to the First Lien Obligations) shall require the consent of the holders of First Lien Obligations and Second Lien Obligations representing in the aggregate more than 50% of the sum of (i) the aggregate principal amount of loans, letters of credit and unused revolving credit commitments outstanding under the First Lien Loan Documents and (ii) the aggregate principal amount of the loans outstanding under the Second Lien Loan Documents.

(c)           Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Agent, and any officer or agent of the First Lien Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

Section 3.05.         Automatic Release of First Priority Liens.  If, in connection with a sale of Collateral for fair market value for cash pursuant to enforcement or exercise of any rights or remedies with respect to such Collateral after the expiration of the Standstill Period that is permitted in accordance with clause (A) of the second proviso to Section 3.02(a)(i), the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Second Lien Obligations (in each case, a “Second Lien Release”), then upon the closing of such sale the First Lien Agent shall, for itself and on behalf of the other First Lien Secured Parties, promptly execute and deliver to the Second Lien Agent such termination statements and releases as shall be reasonably requested by the Second Lien Agent to release the First Priority Liens on such Collateral and to release the obligations of such Guarantor under its guarantee of the First Lien Obligations; provided that so long as the Discharge of First Lien Obligations has not occurred, the net proceeds of such sale shall be delivered to the First Lien Agent for the benefit of the First Lien Secured Parties, and any payments with respect to such Second Lien Release that are received by the Second Lien Agent or any other Second Lien Secured Party, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Agent for the benefit of the First Lien Secured Parties, in accordance with Section 4.02.

Section 3.06.         Insurance and Condemnation Awards.  So long as the Discharge of First Lien Obligations has not occurred, the First Lien Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Agent for the benefit of First Lien Secured Parties to the extent required by the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Agent for the benefit of the Second Lien Secured Parties to the extent required by the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the

Discharge of First Lien Obligations has occurred, if the Second Lien Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Agent in accordance with Section 4.02.

Article IV

Payments

Section 4.01.         Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Agent to the First Lien Obligations.  Upon the Discharge of First Lien Obligations together with the concurrent permanent reducing of the Maximum Commitment in an amount equal to the amount of such payment, the First Lien Agent shall deliver to the Second Lien Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Agent to the Second Lien Obligations.

Section 4.02.         Payment Over.  So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Agent, and any officer or agent of the First Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Section 4.03.         Certain Agreements with Respect to Unenforceable Liens.  Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred.  Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Agent, and any officer or agent of the First Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

Article V

Section 5.01.         Bailment for Perfection of Certain Security Interests.

(a)           The First Lien Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Agent, or of agents or bailees of the First Lien Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as bailee for the Second Lien Agent.  The First Lien Agent shall not charge the Second Lien Secured Parties a fee for holding such Collateral as bailee pursuant hereto.

(b)           So long as the Discharge of First Lien Obligations has not occurred, the First Lien Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist until the expiration of the Standstill Period or such longer period as provided under Section 3.02(a).  The obligations and responsibilities of the First Lien Agent to the Second Lien Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V.  Without limiting the foregoing, the First Lien Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors.  The First Lien Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Agent or any other Second Lien Secured Party.

(c)           Upon the Discharge of First Lien Obligations, the First Lien Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the First Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral.  In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the First Lien Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Agent to permit the Second Lien Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

(d)           The First Lien Agent shall not be required to take any such action requested by the Second Lien Agent that the First Lien Agent in good faith believes exposes it to personal liability for expenses or other amounts unless the First Lien Agent receives an indemnity satisfactory to it from the Second Lien Agent or Second Lien Secured Parties with respect to such action.

Article VI

Insolvency or Liquidation Proceedings

Section 6.01.         Finance and Sale Matters.

(a)           Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:

(i)            will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii)           will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction and provided further that the foregoing shall not prohibit the Second Lien Agent or the Second Lien Secured Parties from objecting solely to any provisions in any DIP Financing to the extent under a plan of reorganization providing that the DIP Financing can be rolled into an exit financing;

(iii)          except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens unless the First Lien Secured Parties are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency Proceeding and have received payment in full in cash of current post-petition interest, incurred fees and expenses, then the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments;

(iv)          unless the First Lien Secured Parties agree that they are fully secured, then the Second Lien Agent and the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of additional collateral, provided the First Lien Secured Parties shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other First Liens under this Agreement and the Liens securing any DIP Financing; and

(v)           will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition so long as the interests of the Second Lien Secured Parties in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Agent) attach to the proceeds thereof, subject to the terms of this Agreement.

(b)           The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Agent or any other First Lien Secured Party to any motion, relief, action or proceeding.  Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

(c)           Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent that (A) the amount of such DIP Financing does not exceed the sum of (i) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the pre-petition First Lien Obligations, (ii) the pre-petition unused portion of the Borrowing Base and (iii) an amount equal to the greater of (x) $10,000,000 and (y)10% of the sum of clauses (i) and (ii) and (B) the DIP Financing proceeds are not to be used for capital expenditures other than new development, drilling, exploration or other acquisitions and other expenditures in the ordinary course of business.

Section 6.02.         Relief from the Automatic Stay.  The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

Section 6.03.         Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.04.         Post-Petition Interest.

(a)           The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b)           The First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

Section 6.05.         Certain Waivers by the Second Lien Secured Parties.  The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

Section 6.06.         Certain Voting Matters.  Each of the First Lien Agent, on behalf of the First Lien Secured Parties and the Second Lien Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.  Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

Article VII

Other Agreements

Section 7.01.         Matters Relating to Loan Documents.

(a)           The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) result in the sum of (A) the aggregate principal amount of all loans (which includes unreimbursed letter of credit obligations outstanding under the First Lien Loan Documents) at such time, plus (B) the unused portion of the Borrowing Base at such time, exceeding 100% of the then applicable Borrowing Base, determined by giving pro forma effect to any increase resulting from the acquisition or other addition of properties proposed to be consummated pursuant to such amendment, restatement, supplement, modification or Refinancing, which Borrowing Base shall at no time exceed $100,000,000 (it being understood that no increase of the Borrowing Base to an amount not in excess of $100,000,000 shall, in and of itself, require the consent of the Second Lien Required Lenders) less the amount of all mandatory repayments of any Loans to the extent accompanied by a corresponding reduction in the Maximum Loan Amount, (iii) increase the “Applicable Margin” or similar component of the interest rate under the First Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate) without an equivalent increase in the “Applicable Margin” or similar component of the interest rate under the Second Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate), (iv) extend the Termination Date of the Indebtedness under the First Lien Credit Agreement or any Refinancing thereof beyond the Termination Date of the Indebtedness under the Second Lien Credit Agreement; (v) modify Section 7.05(b) of the First Lien Credit Agreement with respect to any increase (or have the effect of increasing) in the amount of dispositions of Collateral, the proceeds of which are not required to be used to prepay the First Lien Obligations and which may be retained by the Loan Parties for use as working capital or (vi) waive or otherwise modify in a manner adverse to the Second Lien Secured Parties any mandatory prepayments of First Lien Obligations pursuant to Section 2.04 of the First Lien Credit Agreement and provided further that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(b)           Until the Discharge of the First Lien Obligations occurs, without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, or such Refinancing would (i) contravene the provisions of this Agreement, (ii) result in the Second Lien Lender’s aggregate Commitment exceeding $30,000,000, (iii) increase the “Applicable Margin” or similar component of the interest rate under the Second Lien Loan Documents by more than 200 basis points (excluding increases resulting from the accrual of interest at the default rate) provided that any increase above 200 basis points shall be permitted provided that the “Applicable Margin” or similar component of the interest rate under the First Lien Loan Documents shall be simultaneously increased by any incremental amount above 200 basis points, (iv) increase the three percent (3%) additional margin of interest that becomes due in connection with a default, (v) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents, (vi) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (vii) change the redemption, prepayment, repurchase, tender or defeasance provisions set forth in the Second Lien Loan Documents in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of the Second Lien Loan Documents as of the date hereof or in a manner otherwise adverse to First Lien Secured Parties, (viii) add to the Second Lien Collateral other than as specifically provided by this Agreement, (ix) modify any financial covenant or negative covenant to make it more restrictive than the First Lien Credit Agreement, or (x) otherwise materially increase the obligations of the Borrower or the other Loan Parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner materially adverse to the First Lien Secured Parties.  As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement (including any covenants therein that may restrict such Refinancings), Indebtedness under the Second Lien Loan Documents may be Refinanced subject to approval of the Majority Lenders under the First Lien Loan Documents if (A) the terms and conditions of such Refinancing Indebtedness are no less favorable in the aggregate to the First Lien Secured Parties than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement and (C) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c)           Each of the Borrower and the Second Lien Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Agent, which approval shall not be unreasonably withheld or delayed.  Each of the Borrower and the Second Lien Agent further agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Security Document covering such Collateral pursuant to this Agreement.

(d)           Until the Discharge of the First Lien Obligations occurs, in the event that the First Lien Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Agent, the Borrower or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 3.04 and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Agent without its prior written consent, (C) permit Liens on the Collateral which are not permitted under the terms of the Second Lien Loan Documents, (D) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (E) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Loan Document, and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

Section 7.02.         Effect of Refinancing of Indebtedness under First Lien Loan Documents.  If, substantially contemporaneously with the Discharge of First Lien Obligations and subject to consent of the Second Lien Required Lenders, the Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement, (iv) the Agent under the New First Lien Loan Documents (the “New First Lien Agent”) shall be deemed to be the First Lien Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement.  Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Agent, the Second Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien

Agent is appointed to provide that the New First Lien Agent agrees to be bound by the terms of this Agreement.  In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

Section 7.03.         No Waiver by First Lien Secured Parties.  Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Agent or any other Second Lien Secured Party, including any request by the Second Lien Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 7.04.         Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Section 7.05.         Further Assurances.  Each of the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Agent or the Second Lien Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 7.06.         Notice of Exercise of Remedies.  Each of the First Lien Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that :

(a)           it will promptly notify the other if there is an Event of Default under the First Lien Credit Agreement or the Second Lien Credit Agreement (as the case may be) and;

(b)           it will provide five days’ prior notice if:

(i)            it accelerates any Indebtedness in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be (other than with respect to any automatic accelerations thereunder);

(ii)           it forecloses upon, or sells or otherwise realizes (or initiates any such action) upon any of the Collateral; or

(iii)          it takes any other action in respect of the Collateral which would result in the Second Lien Secured Parties releasing (or being required to release) their Liens on any portion of the Collateral; or

(iv)          it exercises or seeks to exercise any other right or remedy (including setoff and the right to credit bid its debt) under the First Lien Loan Documents or the Second Lien Loan Documents or applicable law with respect to any of the Collateral or institutes any action or proceeding with respect to such rights or remedies (the actions and events referred to in clauses (a) through (b) shall be referred to herein as the “Noticed Actions”), provided, however, that, notwithstanding the foregoing and without limiting each of the First Lien Agent’s and the Second Lien Agent’s obligation to provide the notice required by this Section 7.06, any such failure to timely provide notice of such Noticed Actions, the First Lien Agent and the Second Lien Agent shall be permitted to take a Noticed Action in accordance with the terms of the First Lien Loan Documents and the Second Lien Loan Documents, respectively, and the terms of this Agreement, and such Noticed Actions shall not be impaired or invalidated by such failure.

Article VIII

Representations and Warranties

Section 8.01.         Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b)           This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)           The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of Requirements of Law, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Section 8.02.         Representations and Warranties of Each Agent.  Each Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

Article IX

No Reliance; No Liability; Obligations Absolute

Section 9.01.         No Reliance; Information.  Each Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and

based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party.  The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates.  In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

Section 9.02.         No Warranties or Liability.

(a)           The First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)           The Second Lien Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Agent or any other First Lien Secured Party, and the First Lien Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c)           The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees no First Lien Secured Party shall have any liability to the Second Lien Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

(d)           The First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, agrees no Second Lien Secured Party shall have any liability to the First Lien Agent or any other First Lien Secured Party, and hereby waives any claim against any Second Lien Secured Party, arising out of any and all actions which the Second Lien Agent or the other Second Lien Secured Parties may take or permit or omit to take with respect to (i) the Second Lien Loan Documents (other than this Agreement),

(ii) the collection of the Second Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

Section 9.03.         Obligations Absolute.  The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Agent and the other First Lien Secured Parties and the Second Lien Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Loan Document;

(b)           any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)           any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01(a), in any other term of, all or any portion of the First Lien Obligations or the Second Lien Obligations;

(d)           any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e)           the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations, the Second Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

Article X

Miscellaneous

Section 10.01.      Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)           if to the Borrower or any other Grantor, to it at 2626 Howell Street, Suite 800, Dallas, Texas 75204, Attn: Secretary (Fax No. (214)-520-6464);

(b)           if to the First Lien Agent to Wells Fargo Bank, National Association, at 1000 Louisiana St., 9th Floor, Houston, TX 77002, Attn: Energy Group (Fax No. (713) 739-1087); and

(c)           if to the Second Lien Agent, to Wells Fargo Energy Capital, Inc., at 1000 Louisiana St., 9th Floor, Houston, TX 77002, Attn: Chris Carter (Fax No. (713) 739-5874).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.  As agreed to between the Borrower and any Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 10.02.      Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

Section 10.03.      Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

Section 10.04.      Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05.      Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Agent and the Second Lien Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any Grantor without such Person’s prior written consent.

Section 10.06.      Subrogation.  The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Agent delivers any such payment to the Second Lien Agent.

Section 10.07.      Applicable Law; Jurisdiction; Consent to Service of Process.

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in the Southern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such Texas State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Texas State court or in any such Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.08.      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09.      Parties in Interest.  This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 10.10.      Specific Performance.  Each Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Section 10.11.      Headings.  Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.12.      Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.13.      Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand.  None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 10.14       Sharing of Information.  The Grantors agree that any information provided to the First Lien Agent, the Second Lien Agent, any First Lien Secured Party or any Second Lien Secured Party may be shared by such Person with any First Lien Secured Party, any Second Lien Secured Party, the First Lien Agent or the Second Lien Agent notwithstanding an request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CINCO RESOURCES, INC.

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
Chief Financial Officer

CINCO NATURAL RESOURCES CORPORATION

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
Chief Financial Officer

DERNICK RESOURCES, LLC

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
President and Chief Executive Officer

CAMDEN RESOURCES, LLC

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
Chief Financial Officer

CINCO LOGISTICS, LLC

By	/s/ Jon L. Glass
Jon L. Glass
President, Chief Executive Officer and Secretary

PATHEX PETROLEUM, INC.

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
President

SEDNA ENERGY, INC.

By	/s/ Wayne Stoltenberg
Wayne Stoltenberg
President

Signature Page to Intercreditor Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Agent

By	/s/ Andrew J. Watson
Andrew J. Watson
Vice President

[Signatures continued on next page]

Signature Page to Intercreditor Agreement

WELLS FARGO ENERGY CAPITAL, as Second Lien Agent

By	/s/ Chris C. Carter
Chris C. Carter
Vice President

Signature Page to Intercreditor Agreement

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of                       , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Wells Fargo Bank, National Association, as First Lien Agent (as defined therein), and Wells Fargo Energy Capital, as Second Lien Agent (as defined therein).  Each Bank hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under the Second Lien Credit Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Documents

“Reference is made to the Intercreditor Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Wells Fargo Bank, National Association, as First Lien Agent (as defined therein), and Wells Fargo Energy Capital, as Second Lien Agent (as defined therein).  Notwithstanding anything herein to the contrary, (a) subject to the terms of the Intercreditor Agreement, the lien and security interest created by this [mortgage/security or pledge agreement] on the property described herein is junior and subordinate to the lien and security interest on such property created by any mortgage, deed of trust, security agreement or similar instrument now or hereafter granted for the benefit of Wells Fargo Bank, National Association, as agent for the “Banks” under the [First Lien Credit Agreement] and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement, and (b) the exercise of any right or remedy by the [Trustee] [Agent] [Agent] and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I to

Intercreditor Agreement